Exhibit 5.1

January 26, 2018

Shineco, Inc.

2nd Floor, Wanyuan Business Center

10 N Hongda Road

Daxing District, Beijing

People’s Republic of China

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Shineco, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to $15,000,000 in aggregate offering price (the “Purchase Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms of the Common Stock Purchase Agreement (the “Purchase Agreement”), dated as of January 23, 2018 by and among the Company and IFG Opportunity Fund LLC (“IFG”). Additional shares of Common Stock offered under the Purchase Agreement are 200,000 shares of Common Stock to be issued to IFG in consideration for entering into the Purchase Agreement (the “Commitment Shares,” together with the Purchase Shares, the “Shares”). The total number of shares of Common Stock that may be issued under the Purchase Agreement, including the Commitment Shares shall be limited to 4,200,000 shares of Common Stock.

The Shares are being offered and sold under a Registration Statement on Form S-3 (File No. 333-221711, as amended or supplemented, and together with all annexes and exhibits thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act of even date herewith (collectively with the Base Prospectus, the “Prospectus”). All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus. We have assumed that IFG is considered the “underwriter”, within the meaning of the Securities Act, in connection with its purchase and subsequent resale of that portion of the Shares that consists of the Purchase Shares.

We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel, in connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Registration Statement, (ii) the Prospectus, (iii) organizational documents of the Company, including the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, each as currently in effect, (iv) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Shares, and (v) the Purchase Agreement. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized and, when sold and issued in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will have been validly issued, fully paid and nonassessable.

We have not examined and we do not express any opinion or belief herein concerning any laws other than, to the extent expressly set forth herein, the United States federal securities laws, the Delaware General Corporation Law and the laws of the State of New York (collectively, the “Laws”), and we express no opinion as to the extent to which the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof . We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of the United States federal securities laws or regulations or matters of Delaware General Corporation Law, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

We confirm that we furnish no opinion with respect to the truth and accuracy or the completeness of the Registration Statement or the Prospectus. The opinions we express herein are limited to matters involving the Laws and are further expressly limited to the matters set forth herein and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or any of the Company’s other securities. Accordingly, no provision of this letter is intended to be, nor shall any such provision be construed as, an opinion concerning any matter not specified in this letter.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. The opinion specified in this letter is as of the date of this letter, and we assume no obligation to update or supplement the opinion set forth herein to reflect any changes of law or fact that may occur.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC

Hunter Taubman Fischer & Li LLC